QuickLinks -- Click here to rapidly navigate through this document

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 10, 2001

TAB PRODUCTS CO.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-07736 (Commission File Number)	94-1190862 (IRS Employer Identification No.)

935 Lakeview Parkway
Suite 195
Vernon Hills, IL 60061-1442

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (847) 968-5400

2130 Gold Street
P.O. Box 649061
San Jose, CA 95164-9061

(Former name or former address, if changed since last report)

Item 5. Other Events.

    On September 10, 2001, Tab Products Co. ("TAB") entered into separate agreements with Warren G. Lichtenstein and David W. Wright and their affiliates relating to the pending proxy contest with Thaddeus Jaroszewicz for the election of members to TAB's Board of Directors at the 2001 annual meeting scheduled for October 16, 2001. Copies of each of the separate agreements are attached as exhibits to this Current Report on Form 8-K.

    On September 11, 2001, TAB issued a press release to announce these agreements and that Messrs. Lichtenstein and Wright have joined TAB's Board of Directors. The press release is attached as an exhibit to this Current Report on Form 8-K.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Not applicable
(b)	Not applicable
(c)	Exhibits
	3.4	Third Amended and Restated Bylaws of Tab Products Co. dated September 10, 2001.
	99.1	Agreement, made as of September 10, 2001, by and among Tab Products Co., a Delaware corporation, Steel Partners II, L.P., a Delaware limited partnership, Steel Partners, L.L.C., a Delaware limited liability company, Steel Partners Services, Ltd., a Delaware corporation, and Warren G. Lichtenstein, a natural person and citizen of the United States of America.
	99.2	Agreement, made as of September 10, 2001, by and among Tab Products Co., a Delaware corporation, Henry Partners, L.P., a Delaware limited partnership, Mathew Partners, L.P., a Delaware limited partnership, and David W. Wright, a natural person and citizen of the United States of America.
	99.3	Press Release dated September 11, 2001.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAB PRODUCTS CO.
Date: September 11, 2001	By:	/s/ GARY W. AMPULSKI Gary W. Ampulski President and Chief Executive Officer

3

EXHIBIT INDEX

Exhibit No.	Description
3.4	Third Amended and Restated Bylaws of Tab Products Co. dated September 10, 2001.
99.1
Agreement, made as of September 10, 2001, by and among Tab Products Co., a Delaware corporation, Steel Partners II, L.P., a Delaware limited partnership, Steel Partners, L.L.C., a Delaware limited liability company, Steel Partners Services Ltd., a Delaware corporation, and Warren G. Lichtenstein, a natural person and citizen of the United States of America.
99.2
Agreement, made as of September 10, 2001, by and among Tab Products Co., a Delaware corporation, Henry Partners, L.P., a Delaware limited partnership, Mathew Partners, L.P., a Delaware limited partnership, and David W. Wright, a natural person and citizen of the United States of America.
99.3	Press Release dated September 11, 2001.

4

QuickLinks

SIGNATURES
EXHIBIT INDEX